REAL ESTATE PURCHASE AND SALE AGREEMENT


     This Real Estate Purchase and Sale Agreement (this
"Agreement"), dated December 17, 1997, is by and between AEI Real
Estate Fund 86-A Limited Partnership, a Delaware limited partnership ("Seller"), and Atlantic Richfield Company, a
Delaware corporation ("Buyer").

                            RECITALS

     A. Seller is the owner of the real estate (the "Realty") in the County of Washoe, State of Nevada, described in Exhibit
"A" attached hereto.

     B. The Realty and certain equipment located on the Realty are subject to a Net Lease Agreement dated August 21, 1987, between Seller, as landlord, and B. Wells O'Brien & Co., a Nevada corporation ("Tenant"), as tenant. The Net Lease Agreement has been amended by the Amendment to Net Lease Agreement dated August 27, 1987, between Seller and Tenant. (The Net Lease Agreement, as so amended, will be referred to below as the "Lease.")

     C. Seller is the lessee under the Multi-Use Commercial Lease (Nevada State Department of Transportation) dated August 21, 1987 (the "Access Lease"), between the State of Nevada (the "Access Landlord"), as lessor, and Seller. The Access Lease is more particularly described in Exhibit "B" attached hereto. (The lessee's interest under the Access Lease is referred to below as the "Access Leasehold Interest.")

     D. Concurrently with the execution of this Agreement, Tenant and ARCO Products Company, a division of Buyer, intend to execute a Business Purchase and Sale Agreement (the "Business Agreement"). The Business Agreement covers ARCO Products Company's purchase from Tenant of certain furnishings, fixtures, equipment, inventory and supplies located at the Realty (collectively, the "Business Property"). The Business Agreement provides that the purchase and sale of the Business Property will be consummated through an escrow (the "Business Escrow ") with Western Title Company, 6490 South McCarran Blvd., Building F, Suite 46, Reno, Nevada 89509.

     E. The Business Agreement also provides for the Tenant's assigning its interest under the Lease to Buyer at the closing of the Business Escrow.

                            AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.   PURCHASE AND SALE.  Subject to the terms herein, Seller
agrees to sell to Buyer, and Buyer agrees to purchase from
Seller, the Realty and the Access Leasehold Interest.    (The
Realty and the Access Leasehold Interest are collectively referred to below as the "Property.")

     2. DEFINITION OF REALTY. For purposes of this Agreement, the term "Realty" shall be deemed to include the real property described on Exhibit "A" attached hereto, together with (a) all equipment and other items affixed to such real property in such a manner as to constitute fixtures that pass with title to such real property and (b) those items of equipment that are leased by Seller to Tenant under the Lease.

     3.   PURCHASE PRICE.   The purchase price for the Property
shall be $961,030.23. The purchase price includes improvements, benefits and appurtenances to the Realty. The conveyance of the Realty shall be by Grant, Bargain, Sale Deed (the "Deed"), free of encumbrances, except those accepted by Buyer in writing. The assignment of the Access Leasehold Interest shall also be free of encumbrances, except those accepted by Buyer in writing.

     4.   ESCROW.    The escrow (the "Escrow") shall be with
Commonwealth Land Title Company, 888 W. 6th Street, Los Angeles, California 90017, Attention: Mai Ly Marsh, Escrow Officer ("Escrow Holder"). Following the execution of this Agreement by Seller and Buyer, Buyer shall open the Escrow. Escrow shall be deemed opened on the date that this Agreement is executed by Escrow Holder. Buyer and Seller shall each pay one-half (1/2) of the Escrow fee.

     5.   CONTINGENCIES TO CLOSING.    Buyer shall not be
obligated to close until the following contingencies have been satisfied or waived by Buyer:

          A. ACQUISITION OF TENANT'S BUSINESS. The Business Escrow is ready to close.
          B. TITLE. Title to the Property to be conveyed and assigned to Buyer is satisfactory to Buyer, and Commonwealth Land Title Insurance Company (the "Title Company") is committed to issue to Buyer an A.L.T.A. owner's extended coverage policy of title insurance, insuring Buyer's title in a condition satisfactory to Buyer.

          C.   ASSIGNMENT OF LANDLORD'S LEASE.   Seller shall
have executed, acknowledged and delivered to Escrow Holder an assignment (the "Landlord's Lease Assignment") to Buyer of Seller's interest as lessor in and to the Lease. The Landlord's Lease Assignment shall be in the form of Exhibit "C" attached hereto. Escrow Holder shall record the Landlord's Lease Assignment as part of the close of Escrow.

          D. TERMINATION OF FINANCING STATEMENT. Seller shall have executed and delivered to Escrow Holder a termination (the "UCC-1 Termination") of the Financing Statement that was filed on October 19, 1987, as Document No. 63786 in the Official Records of Carson City, Nevada, which names Seller as the secured party and Tenant as the debtor.

          E. TERMINATION OF THE LEASE. Tenant shall have executed, acknowledged and delivered to Escrow Holder an assignment (the "Tenant's Lease Assignment") to Buyer of Tenant's interest as lessee in and to the Lease, in the form required under the Business Agreement. Escrow Holder shall record the Tenant's Lease Assignment as a part of the close of Escrow.

          F. ASSIGNMENT OR REPLACEMENT OF ACCESS LEASE. Seller shall have delivered to Escrow Holder an assignment (the "Access Lease Assignment") to Buyer of the Access Leasehold Interest, duly executed and acknowledged by Seller and the Access Landlord; or if required by Buyer, Buyer shall have entered into a new lease with the Access Landlord covering the access area which is the subject of the Access Lease (the "New Access Lease"). The Access Lease Assignment shall be in the form of Exhibit "D" attached hereto (with the blanks therein completed with the appropriate information). If Buyer requires the New Access Lease, the New Access Lease must be in form and substance acceptable to Buyer, in its sole discretion. Additionally, if Buyer requires the New Access Lease, it shall be a contingency for Buyer's benefit that Buyer and the Access Landlord shall have executed, acknowledged, and delivered to Escrow Holder a memorandum of the New Access Lease for recording (the "Memorandum of New Access Lease"). The Memorandum of New Access Lease must be in form and substance acceptable to Buyer, in its sole discretion. Escrow Holder shall record the Access Lease Assignment or the Memorandum of the New Access Lease, as applicable, as a part of the close of Escrow.

          G. CONSENT TO LEASE ASSIGNMENT. If Buyer requires the Access Lease Assignment, the Access Landlord shall have given its unconditional written consent to the Access Lease Assignment.

          H.   DEPOSIT OF ACCESS LEASE.   Seller shall have
delivered to Escrow Holder Seller's executed original of the Access Lease.

          I. SELLER'S OBLIGATIONS. Buyer is satisfied, in its sole discretion, that Seller has fulfilled all of its obligations under this Agreement that are to be performed before closing.

     6.   CLOSING.    Closing shall occur simultaneously with the
closing of the Business Escrow, provided that the contingencies set forth in Provision 5 above have all been satisfied or waived by Buyer, or will be satisfied or waived by Buyer at closing, and the parties have satisfied all of their obligations set forth in this Agreement or will do so at closing.

     7.        FAILURE TO CLOSE.    If for any reason other than
the default of Buyer, closing does not occur, Buyer may cancel this Agreement and the Escrow, and Buyer shall be entitled to receive back any payments placed into Escrow or paid to Seller. Buyer shall not be obligated to litigate to satisfy any of the contingencies set forth in Provision 5 above. Seller shall not be obligated to clear any matters affecting title to the Realty, except for (i) termination of the Financing Statement that is the subject of the UCC-1 Termination, and (ii) any monetary encumbrances that Seller has placed on title.

     8.        TITLE INSURANCE COSTS.    Title insurance shall be
paid by Seller.

     9.        PRORATIONS; COSTS.    Items of expense (including
taxes) and income pertaining to the Property shall be prorated to the date of closing. Taxes shall be prorated based on the latest available tax statements. If not previously paid, Escrow Holder shall pay to the appropriate taxing authority the semi-annual installment of the current fiscal year's taxes applicable to the six (6) month period during which the closing occurs, whether or not then due. Any credits or additional taxes imposed after closing shall be applied to Buyer's account outside of Escrow. For purposes of this Agreement, closing shall be the date that the Deed and the documents contemplated by Provisions 5.C through F above are accepted by the County Recorder's Office for recording or filing, as applicable. Buyer shall pay the cost of recording and filing the documents described in the immediately preceding sentence. Seller shall pay real estate transfer taxes. Assessments, including but not limited to public improvements, and all monetary liens, whether private or governmental, shall be extinguished, at Seller's expense, by Escrow Holder at closing, except real estate taxes not yet payable, which shall be prorated as aforesaid. All prorations shall be based on a thirty (30) day month.

     10.       TITLE AND POSSESSION.    Title and vacant
possession shall pass at closing.

     11.  SELLER'S REPRESENTATIONS AND COVENANTS.

          A.   REPRESENTATIONS AND WARRANTIES.   Seller makes the
following representations and warranties to Buyer as of the date of this Agreement and as of the close of Escrow.

               (1)  LEGAL PARCEL.   To the best of Seller's
knowledge, the Realty constitutes a legal parcel that has been subdivided in compliance with all applicable laws, ordinances, and other requirements of the State of Nevada and local governmental authorities.

               (2)  CORPORATE EXISTENCE.   Seller is a limited
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The persons signing on behalf of Seller have the full right, power and authority to bind Seller under this Agreement, and the transactions contemplated by this Agreement have been duly authorized by all necessary partnership action of Seller and all necessary corporate action of Seller's sole general partner.

               (3)  LEGALITY OF CONTRACT.   Neither the execution
and delivery of this Agreement by Seller, nor Seller's incurring of the obligations set forth herein, nor the consummation of the transactions contemplated herein, nor Seller's compliance with the terms of this Agreement will (a) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default (or an event which, with the giving of notice or the passage of time, would constitute a default) under, any law, regulation, ordinance, judgment, order or decree to which Seller or the Property is subject, or any contract, agreement or instrument to which Seller is a party or by which Seller or the Property may be bound, or (b) require the consent or approval of any governmental entity or other third party, except for the consent of the Access Landlord.

               (4)  NO LITIGATION.   To the best of Seller's
knowledge, there is no litigation, condemnation or administrative enforcement proceeding pending or threatened against or concerning the Property, nor any litigation or other legal proceedings pending or threatened against Seller that might, if successful, interfere with the consummation of the transactions contemplated herein.

               (5)  ENVIRONMENTAL CONDITION.   To the best of
Seller's knowledge, the Realty, the real property leased under the Access Lease (the "Access Area"), and the operation of the Realty and the Access Area are in compliance with all federal, state and local laws relating to the use, disposal, storage and release of hazardous or toxic materials; and no such materials exist on, in or under any portions of the Realty or the Access Area.

               (6)  AUTHENTICITY OF DOCUMENTS.   Seller has
delivered to Buyer true and complete copies of the Lease and the Access Lease. Neither the Lease nor the Access Lease has been amended or modified prior to the date of this Agreement, except as described in this Agreement; and neither of these agreements shall be amended or modified prior to the close of Escrow.

               (7)  RIGHT OF POSSESSION.   To the best of
Seller's knowledge, other than the Lease and the Access Lease, there are no leases, options to convey or other rights of possession affecting the Realty or the Access Area.

               (8)  NO DEFAULT.   Seller is not in default under
the Lease or the Access Lease; and Seller shall remain in compliance thereunder until the close of Escrow.

               (9) ACCESS LANDLORD'S CONSENT. Seller shall use its best efforts to obtain the consent of the Access Landlord to the Access Lease Assignment (to be evidenced by the execution and acknowledgment of the Access Lease Assignment by the Access Landlord), and to deliver the same to Buyer prior to the close of Escrow.

               (10) OWNERSHIP OF ACCESS LEASEHOLD.   Seller has,
and at the close of Escrow shall assign to Buyer, good and marketable title to the Access Leasehold Interest, free and clear of any and all liabilities, liens, encumbrances, security interests, leases, contracts and claims, except for the claim of Tenant under the Lease.

          B.   SELLER'S KNOWLEDGE.    Where any of these
representations and warranties are stated to be "to the best of Seller's knowledge," such limitation shall mean that such representations and warranties are made without independent investigation of the matters stated therein and are based solely on the current, actual knowledge of Seller's employees, agents and consultants. Buyer understands that Seller is not actively engaged in the operation, management and/or marketing of the Realty as of the date of this Agreement.

          C.   NO OTHER REPRESENTATIONS AND WARRANTIES.   Except
as expressly set forth in this Provision 11, Seller makes no representations or warranties of any kind, express or implied, written or oral, as to the physical condition of the Realty; the uses of the Realty or any limitations thereon, including without limitation zoning, environmental or other laws, regulations or governmental requirements; the utilities or other physical equipment or fixtures on the Realty; the condition of the soils or groundwaters of the Realty; the presence or absence of toxic materials or hazardous substances on or under the Realty; or any other matter bearing on the use, value or condition of the Realty. Buyer specifically acknowledges that it is acquiring the Realty in an "as is" condition, in reliance upon its own inspection and investigation of the Realty, but subject to the truth, completeness and accuracy of Seller's representations and warranties made above in this Provision 11.

          D. EFFECT OF THE LEASE. Buyer acknowledges that if Buyer waives the contingency set forth in Provision 5.A and proceeds to close the Escrow under this Agreement without closing the Business Escrow, Buyer will be acquiring the Realty subject to Tenant's interest under the Lease.

          12.  NOTICES.    Notices relating to this transaction
shall be in writing and shall be deemed given when personally delivered, or when deposited with the U.S. Postal Service, certified mail, postage prepaid or when deposited with a common carrier, freight prepaid, addressed as provided below or in accordance with subsequently provided written instructions, or when sent by electronic facsimile. Notices to Seller shall be sent to:

               AEI Real Estate Fund 86-A Limited Partnership
               c/o AEI Fund Management, Inc.
               1300 Minnesota World Trade Center
               50 East Seventh Street
               St. Paul, MN 55101

               Facsimile: (612) 227-7705


and to Buyer at:

               Atlantic Richfield Company
               4 Centerpointe Drive
               La Palma, CA 90623
               Attn:  J. J. Coffey
               Assistant Vice President

               Facsimile: (714) 670-5439

     13.       ESCROW INSTRUCTIONS.    This Agreement shall also
constitute Escrow instructions.

     14.       CONDEMNATION.    In the event of issuance, before
closing, of notice of a partial or total condemnation of the Property, Buyer may cancel this Agreement and the Escrow. In such case, Buyer shall be entitled to receive back any payments placed into Escrow or paid to Seller. If, however, Buyer nevertheless decides to close, Buyer shall notify Seller, and Seller shall execute an assignment in a form acceptable to Buyer, assigning to Buyer Seller's rights to all compensation on account of such condemnation. Such assignment shall be delivered to Buyer through Escrow at closing. For purposes of this provision, "condemnation" includes rights of inverse condemnation.

     15.       ENTIRE AGREEMENT; AMENDMENTS.    This Agreement
and the Exhibit(s) hereto contain the whole agreement of the parties with respect to the subject matter hereof. There are no understandings except as provided herein. Any oral promise or inducement is void. No amendment can be made to this Agreement except in a writing executed by the parties hereto and delivered to Escrow Holder.

     16.       NO MERGER.    The representations, warranties,
covenants and disclaimers shall not merge but shall survive closing hereunder.

     17.       FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT.
Buyer shall comply with the Foreign Investment In Real Property
Tax Act (the "Act") by either:

          A.   WITHHOLDING FUNDS.    If Seller is a foreign
person or entity, as defined in the Act, withholding at closing ten percent (10%) of the Provision 3 purchase price and transmitting such withheld sum in accordance with law; or

          B.        AFFIDAVIT.    Obtaining an affidavit from
Seller that Seller is not a foreign person or entity and obtaining Seller's taxpayer identification number; or

          C.        OTHER PROOF.    Obtaining proof of other
exemption from the Act.

     18.  FURTHER ASSURANCES.   Each of the parties hereto shall,
without further consideration, execute and deliver such other documents and take such other actions as may reasonably be requested by the other party hereto in order to effectuate the provisions of this Agreement, including the transfer of title to the Property to Buyer.

     19.  SUCCESSORS AND ASSIGNS.   The rights and obligations of
Buyer and Seller shall continue to the benefit of, and be binding upon, their respective successors and assigns.

     20.  SELLER'S AUTHORITY.    Within ten (10) days after
Seller's execution and delivery of this Agreement, Seller shall provide Buyer with a copy of its governing documents (for example, Articles of Incorporation, By-Laws, Agreement of Partnership, Limited Liability Company Operating Agreement, or Declaration of Trust), authorizing action (for example, corporate resolutions, consent of partners, or consent of members), and any other documents necessary to enable Buyer and the Title Company to ascertain that the individual signing this Agreement on behalf of Seller is authorized to legally bind Seller.

     21. BUSINESS AGREEMENT. Buyer shall have the right to terminate this Agreement and the Escrow, if Buyer and Tenant do not enter into the Business Agreement or if, after they enter into the Business Agreement, the Business Agreement is terminated by Buyer or Tenant for any reason. If Buyer so terminates this Agreement, Buyer shall be entitled to receive back any payments placed into Escrow or paid to Seller.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

                                   SELLER:

                                   AEI REAL ESTATE FUND 86-A
                                   LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                                   By: AEI FUND MANAGEMENT 86-A, INC.,
                                       a Minnesota corporation,
                                       its corporate general partner

                                   By:/s/ Robert P Johnson
                                          Robert P Johnson, President
                                          Printed Name and Title

                                   Seller's Tax I.D.
                                   #41-623958

                                   Seller's Telephone #(612) 227-7333







                                   BUYER:

                                   ATLANTIC RICHFIELD COMPANY,
                                   a Delaware corporation


                                   By: /s/ J.J. Coffey
                                           J. J. Coffey
                                           Assistant Vice President



Received and acknowledged this 30th
day of January, 1997.

Commonwealth Land Title Company


By: /s/ Lee A Mellin
        Lee A. Mellin
        Printed Name and Title




                 LEGAL DESCRIPTION OF THE REALTY



The Realty comprises all of that real property located at the northwest corner of South Carson Street and West Clearview Drive that is commonly known as 4190 South Carson, in Carson City, County of Washoe, State of Nevada, containing approximately 41,000 square feet with approximately 234 feet of frontage on West Clearview Drive, and approximately 173 feet of frontage on South Carson Street. The Realty is legally described as follows:

All that certain piece or parcel of land situate in Carson City, Nevada, being a portion of the East 1/2 of the Southeast 1/4 of
Section 30, Township 15 North, Range 20 East, M.D.B. & M. that is described as Parcel 4 as shown on Parcel Map No. 1341, filed in the office of the Recorder of Carson City, Nevada on December 18, 1986 as File No. 52865, together with perpetual non-exclusive easements for access, drainage and public utility purposes over and across the real property situate in Carson City, State of Nevada, described as follows:

The West 15 feet of parcels 2 and 3 of Parcel Map No. 1341, filed in the office of the Recorder of Carson City, Nevada, on December
18, 1986, as File No. 52865, and;

The North 15 feet of Parcel 2 of Parcel Map No. 1341, filed in the office of the Recorder of Carson City, Nevada, on December
18, 1986, as File No. 52865, and;

The South 15 feet of Parcel 3 of Parcel Map No. 1341, filed in the office of the Recorder of Carson City, Nevada, on December
18, 1986, as File No. 52865, and;

The East 15 feet of Parcels 1-A, 1-B and 1-C, and the South 15 feet of Parcel 1-D of Parcel Map No. 1475, filed in the office of the Recorder of Carson City, Nevada, on June 25, 1987, as File No. 59824, excepting from said Parcel 1-C that portion lying Northerly of the Westerly extension of the Northerly line of the Southerly 15 feet of said Parcel 1-D.





                            EXHIBIT A
                   DESCRIPTION OF ACCESS LEASE



That certain Multi-Use Commercial Lease (Nevada State Department of Transportation) dated August 21, 1987, being Highway Agreement No. R296-87-030, which Highway Agreement describes that certain parcel known as Parcel No. U-395-CC-007.891 of the records of the Nevada State Department of Transportation.






                            EXHIBIT B
         FORM OF ASSIGNMENT OF LANDLORD'S LEASE INTEREST

Order No.:
Escrow No.:

AFTER RECORDING, RETURN TO:

ARCO Products Company
4 Centerpointe Drive, LPR 6-162
La Palma, California 90623-1066
Attn:Richard D Drefus, Real Estate             FOR RECORDER'S USE
Department
        Site No. 06379


             ASSIGNMENT OF LANDLORD'S LEASE INTEREST


     This Assignment of Landlord's Lease Interest (this
"Assignment") dated February 17, 1998, is entered into by AEI Real Estate Fund 86A Limited Partnership, a Delaware limited partnership ("Seller"), and Atlantic Richfield
Company, a Delaware corporation ("Buyer").

                            RECITALS

     A. Seller is the landlord under a Net Lease Agreement dated August 21, 1987, with B. Wells O'Brien & Co., a Nevada corporation, as tenant ("TENANT") which has been amended by the Amendment to Net Lease Agreement dated August 27, 1987 between seller and Tenant. (The Net Lease Agreement, as so amended, will be referred to below as the "LEASE". The interest of the landlord under the Lease is referred to below as the "LEASE INTEREST."

     B. The Lease covers the real property in Carson City, Nevada that is described in Exhibit "A" attached hereto
(the "REALTY"), together with certain improvements and equipment described in the Lease.

     C. The Lease was made a matter of public record by the Memorandum of Lease recorded on September 17, 1987 , as Document
No. 62750 in the Official Records of Carson City, Nevada.

     D. In connection with the signing of this Assignment, Seller will convey the Realty to Buyer.

     E. By this Assignment, Seller and Buyer wish to effect the assignment and assumption of the Lease Interest.

                            AGREEMENT

          THEREFORE, Seller and Buyer agree as follows:



     1. EFFECTIVE TIME. This Assignment will become effective when it is recorded in the Official Records of the Carson City, Nevada (the "EFFECTIVE TIME").


     2. ASSIGNMENT. Seller assigns to Buyer all the right, title, and interest in and to the Lease Interest. The assigned rights include, without limitation, the balance at the Effective Time of all deposits that Tenant has paid to Seller under the terms of the Lease.

     3.   ASSUMPTION.  Buyer accepts the assignment from Seller.
Buyer shall perform the obligations that the landlord under the Lease is required to perform after the Effective Time.

     4.   INDEMNIFICATION.

          (a) Seller shall indemnify and defend Buyer against all claims, liabilities, losses, damages, obligations, costs, and expenses (including without limitation reasonable attorneys' fees) that relate to the Lease Interest and arise from any event that occurred, or any obligation that accrued, before the Effective Time.

          (b) Buyer shall indemnify and defend Seller against all claims, liabilities, losses, damages, obligations, costs, and expenses (including without limitation reasonable attorneys' fees) that relate to the Lease Interest and arise from any event that occurs, or any obligation that accrues, after the Effective Time.

     5. GOVERNING LAW. This Assignment is governed by the laws of the State of Nevada, without regard to conflict-of-law principles.

     6. SUCCESSORS. This Assignment is binding on the successors in interest of each party.

     7. FURTHER ACTS. Each party shall do all things that the other party reasonably requests to carry out the purpose of this Assignment.

     8. COUNTERPARTS. This Assignment may be signed by the parties in counterparts. The signature pages from the counterparts may be attached to one counterpart, and that counterpart may be recorded.

SELLER:                               BUYER:
AEI REAL ESTATE FUND 86-A             ATLANTIC RICHFIELD COMPANY,
LIMITED PARTNERSHIP                   a Delaware corporation
a Delaware limited partnership

By: AEI FUND MANAGEMENT 86-A, INC.,   By: /s/ JJ Coffey
    a Minnesota corporation, its              J.J. Coffey
    corporate general partner                 Assistant Vice President


BY: /s/ Robert P Johnson              Attest:  /s/ Daniel J Rolf
                                                   Daniel J Rolf
        Robert P Johnson, Pres                     Assistant Secretary
        Printed Name and Title



(ATTACH NOTARY ACKNOWLEDGMENTS)



                                 EXHIBIT "A"

     All that certain piece or parcel of land situate in Carson City, Nevada being a portion of the East 1/2 of Southeast 1/4 of Section 30 Township 15 North Range 20 East, M.D.B.&M. that is described as follows:

          Parcel 4 as shown on Parcel Map NO. 1341, filed in the office of the Recorder of Carson City, Nevada on December 18, 1986 as filed No. 52865.

     Together with all right, title and interest of the Lessee in and to that certain Multi-Use Commecial Lease (Nevada State Department of Transportation) dated August 21, 1987, being Highway Agreement No. R62-87-030, which Highway Agreement describes that certain parcel known as Parcel No. U-395-CC-007.891 of the records of the Nevada State Department of Transportation.




CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


State of California

County of Orange

On February 11, 1998 before me, Maria Bella Castro, Nortary Public personally appeared J. J. Coffey and Daniel J. Rolf

                              Personally known to me to be the person(s)
                              whose name(s) are subscribed to the within
[notary seal]                 instrument and acknowledged to me that they
                              executed the same in their authorized
                              capacity(ies), and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instruments.


                              WITNESS my hand and official seal.

                              /s/ Maria Bella Castro
                                  Signature of Notary



                              OPTIONAL

Though the data is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form


[ ] INDIVIDUAL
[X] CORPORATE OFFICE
                                                  Assignment of Landlord's
Assistant Vice President and Assistant Secretary  Lease Interest SS# 6379
                                                  TITLE OR TYPE OF DOCUMENTS
[ ] PARTNER(S)          [ ] LIMITED
                        [ ] GENERAL                          3
[ ] ATTORNEY-IN-FACT                              NUMBER OF PAGES
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR                                  2/11/98
[ ] OTHER:                                        DATE OF DOCUMENTS

SIGNER IS REPRESENTING:                           SIGNER(S) OTHER THAN NAMED
NAME OF PERSON(S) OR ENTITY(IES)                  ABOVE

ARCO PRODUCTS COMPANY



STATE OF MINNESOTA )
                   )SS
COUNTY OF RAMSEY   )


     The foregoing instrument was acknowledged before me the 17th day of February 1998, by Robert P Johnson, the President of AEI Fund Management 86-A, Inc,. a Minnesota corporation, corporate general partner of AEI Real Estate Fund 86-A Limited Partnership, on behalf of said limited partnership.




            /s/ Anita Mason    Notary Public


    [notary seal]